Exhibit 99.1
Planet Fitness Appoints Steve Beard to Board of Directors

Mr. Beard is the Chairman & Chief Executive Officer of Covista, Inc. America’s largest healthcare educator.

Hampton, NH, February 9, 2026 - Planet Fitness, Inc. (NYSE: PLNT), one of the largest and fastest-growing fitness center operators with more members than any other fitness brand, today announced the appointment of Steve Beard, the Chairman and Chief Executive Officer of Covista, Inc., formerly Adtalem Global Education, Inc., to its Board of Directors, effective immediately. The appointment of Mr. Beard brings Planet Fitness’ Board of Directors to nine total directors.
During his tenure with Covista, Mr. Beard has spearheaded key strategic and operational improvements, including its transformation to focus exclusively on healthcare education. His efforts have yielded total student enrollment growth, accelerating organic growth across the enterprise, and today, Covista is America’s largest healthcare educator, operating five accredited institutions serving more than 97,000 students and 385,000 alumni, from physicians and nurses to veterinarians and behavioral health professionals. Mr. Beard was also recently named to the 2025 TIME100 Health list, a prestigious recognition of the most influential people shaping global health.
Prior to becoming Covista’s Chief Executive Officer, Mr. Beard served as the company’s Chief Operating Officer and General Counsel. Mr. Beard also spent more than a decade at leading executive search firm Heidrick & Struggles International, Inc., focused on identifying and unlocking talent to drive growth, and rising to Chief Administrative Officer after serving as General Counsel. Earlier in his career, Mr. Beard practiced corporate and securities law, specializing in mergers and acquisitions and corporate governance for regulated industries.
Stephen Spinelli, Jr. (Ph. D.), Chairman of the Board of Directors stated, “Steve’s appointment demonstrates our commitment to continually enhancing the strength and effectiveness of the Board of Directors with new perspectives and complementary expertise. With his proven track record of leading and growing high performing public companies, I am confident that Steve’s insights will help to drive the continued success of the brand and deliver value for our shareholders.”
“As a new independent director of our Board of Directors, Steve brings a wealth of broad expertise across several areas including healthcare, strategy, talent acquisition and development, corporate governance and mergers and acquisitions. All will be incredibly valuable in driving sustainable growth,” said Colleen Keating, Chief Executive Officer. “We are thrilled to welcome him at a time when health and wellness is more top of mind than ever before, and Planet Fitness continues to be well positioned as a leader in the fitness category.”
“Planet Fitness’ mission to make fitness and wellbeing within reach for all deeply resonates with me, and I’ve long admired its unparalleled leadership position in the industry,” said Mr. Beard. “I look forward to leveraging my expertise to support the brand as it executes its strategy and unlocks value creation opportunities ahead.”
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the world by number of members and locations. As of December 31, 2025, Planet Fitness had approximately 20.8 million members and 2,896 clubs in all 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico, Australia and Spain. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. Approximately 90% of Planet Fitness clubs are owned and operated by independent businessmen and women.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to Mr. Beard’s expected contributions to the Board of Directors and other statements that do not relate solely to historical facts. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company’s and franchisees’ ability to identify and secure suitable sites for new franchise clubs, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial indebtedness and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company’s information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2025, as well as the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.